Bandwidth Completes Acquisition of International Cloud Communications Leader Voxbone
RALEIGH, NC and LONDON, UK – Nov 2 -- Bandwidth (NASDAQ: BAND), a leading enterprise cloud communications company, successfully completed the transaction to acquire Voxbone, an international enterprise cloud communications leader, for an enterprise value of €446 million EUR (approximately $519.4 million USD). The consideration to Voxbone shareholders consisted of cash in the amount of approximately €354.6 million EUR (approximately $413 million USD) with the remainder being paid in 663,394 shares of Bandwidth Class A common stock (approximately €91.3 million EUR or approximately $106.4 million USD).
The deal was originally announced on October 12, 2020 and accelerates Bandwidth’s international strategy by several years, giving the company a footprint in 60+ countries, representing 93% of the world’s GDP.
Voxbone will operate under the Bandwidth brand.
“We are thrilled to welcome Voxbone who are officially joining us on our mission to develop and deliver the power to communicate, now around the globe,” said David Morken, Chief Executive Officer of Bandwidth. “We will harness a shared set of values and incredible chemistry between the teams to serve customers worldwide. Our customers are eager to benefit from our cloud communications platforms powered by a modern network, giving them the quality, control and scale they need to succeed.”
Together this combination will provide global enterprises:
•A unified software platform and network for the rapid launch and hyper-scale of communications applications and experiences;
•Expanded SIP and E911 (emergency services) integrations for BYOC with Zoom Phone, Microsoft Teams, Genesys, and more;
•Software-enabled migrations for faster, easier deployments, and customized call routing control; and
•UCaaS and CCaaS partnerships that enable real-time number porting and instant rollback if needed.
“As a customer of both Bandwidth and Voxbone, we are excited for two of the leading CPaaS companies to come together, strengthening their ability to serve global customers like Zoom,” said Graeme Geddes, Head of Zoom Phone & Rooms. “They’ve played an important role in the success of our offering to date and the combined company should be instrumental as we continue to scale and expand our business to meet the needs of our customers and the global community with Zoom Phone as an essential part of our unified communications platform. Having the support and expertise of a global CPaaS platform and partner makes meeting our goals easier.”
“When I started Dialpad nearly a decade ago, Bandwidth was my first call,” said Craig Walker, Founder & CEO of Dialpad. “As Dialpad has evolved over the years, the platforms, automation and support from both Bandwidth and Voxbone have helped to fuel our continued growth and innovation, allowing us to deliver best in class end-user experiences, and putting us in a position to serve a rapidly changing workforce worldwide. We’re fired up to see this union.”
Amaya Lantero has been named GM of Bandwidth’s International operations. Lantero previously served as Chief Revenue Officer for Voxbone and oversaw the full go to market team. In her new role, she will lead international operations for Bandwidth, including commercial, product, operations and technology. She’ll have full P&L responsibility and will oversee the transition of Voxbone to “One Bandwidth.”
“Amaya is a powerhouse. She drove Voxbone’s revenue growth and global expansion. She’s got great breadth of experience across strategy, business development, and operations. Our international team is in great hands under her leadership,” said Morken.

About Bandwidth
Bandwidth (NASDAQ: BAND), is a leading global enterprise cloud communications company. Companies like Google, Microsoft, Cisco, Zoom, Uber and RingCentral use Bandwidth’s APIs to easily embed voice, messaging and 911 access into software and applications. Bandwidth is the first and only CPaaS provider offering a robust selection of communications APIs built around their own nationwide IP voice network–one of the largest in the nation. More information is available at www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,”“guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws, and risks that the anticipated benefits of the acquisition of Voxbone may not be fully realized or may take longer to realize than expected as well as other risks and uncertainties set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission and any subsequent reports that we file with the Securities and Exchange Commission after December 31, 2019. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Contact
Sarah Walas, Bandwidth, 919-504-6585, ir@bandwidth.com